n e w s   r e l e a s e

QLT CHIEF MEDICAL OFFICER STEPS DOWN

For Immediate Release	February 23, 2011

VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today announced the departure of Dipak Panigrahi, MD, Senior Vice President, Research and Development and Chief Medical Officer. Dr. Panigrahi joined QLT in April 2010.

Research and development and product portfolio responsibilities will be immediately assumed by Ms. Suzanne Cadden, QLT’s Vice President, Regulatory Affairs, and Dr. Anthony Pepio, QLT’s Executive Director, Ophthalmology Development. In addition to her current responsibilities for regulatory affairs, Ms. Cadden will now assume overall responsibility for clinical operations at QLT. Dr. Pepio will lead preclinical and formulations development.

Ms. Cadden has served as QLT’s Vice President, Regulatory Affairs since September 2010. Ms. Cadden came to QLT with over 23 years of global regulatory experience in both the large global pharma and small biotechnology sectors. Prior to joining QLT, Ms. Cadden was most recently Vice President, Regulatory Affairs and Compliance at ImmunoGen, Inc., where she was responsible for developing global regulatory strategies and relationships with regulatory authorities, and achieving global Orphan Drug Designations. Previously, Ms. Cadden held various clinical and regulatory senior officer positions at pharmaceutical companies, including Vice President, Regulatory Affairs and Clinical Operations (Global) at ActivBiotics, Inc., where she was responsible for regulatory and clinical development strategies and CRO management. Ms. Cadden received her Bachelor of Science in Biochemistry and Nutrition from the University of Guelph and her Master of Science in Pharmacology from the University of Western Ontario.

Dr. Pepio has over 10 years of preclinical, translational medicine and clinical development experience. Dr. Pepio most recently held the position of Global Program Team Leader in Neurology at Elan Pharmaceuticals, Inc. where he worked from 2002 until joining QLT in January 2011. Over the course of his employment at Elan, Dr. Pepio held various positions of increasing responsibility, developing extensive experience in clinical development and operations. Dr. Pepio received his Ph.D. with Honors in Neurology and Neurosurgery from McGill University and completed a Postdoctoral Fellowship in Neuroscience and Molecular Pharmacology at Stanford University.

About QLT
QLT Inc. is a biotechnology company dedicated to the development and commercialization of innovative therapies for the eye. We are focused on our commercial product Visudyne® for the treatment of wet-AMD, developing drugs to be delivered in our proprietary punctal plug delivery system, as well as developing our synthetic retinoid program for the treatment of certain inherited retinal diseases. For more information, visit our website at www.qltinc.com.

QLT Inc. Media Contact:
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
kpeterson@qltinc.com

The Trout Group Investor Relations Contact:
New York, USA
Christine Yang
Telephone: 646-378-2929
cyang@troutgroup.com
Or
Boston, Massachusetts, USA
Tricia Swanson
Telephone: 646-378-2953
tswanson@troutgroup.com

Visudyne® is a registered trademark of Novartis AG.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: our clinical trial and other development plans and organizational structure; and statements which contain language such as: “assuming,” “may,” “prospects,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including, Visudyne, our punctal plug technology and our synthetic retinoid program); outcomes for our clinical trials of our programs (including our punctal plug technology and our synthetic retinoid program) may not be favorable or may be less favorable than interim results and/or previous trials; there may be varying interpretations of data produced by clinical trials; uncertainties relating to the associated costs of our programs; the timing, expense and uncertainty associated with the regulatory approval process for products; uncertainties regarding the impact of competitive products and pricing; risks and uncertainties associated with the safety and effectiveness of our technology and products, including our synthetic retinoid product; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.